SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2009

STEN CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-18785	41-1391803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer (ID Number)

10275 Wayzata Blvd.  Suite 310, Minnetonka, Minnesota 55305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (952) 545-2776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items

Items under Sections 1 and 3-8 are not applicable and therefore omitted.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On May 22, 2009, STEN Corporation (the “Company”) and its wholly-owned subsidiary, Stencor, Inc. (“Old Stencor”) completed the sale to Brimmer Company, LLC (the “Buyer”) of assets relating to its contract manufacturing business located in Jacksonville, Texas (the “Business”).   Brimmer Company, LLC is owned by Kenneth W. Brimmer, the Company’s Chief Executive Officer and former member of the company’s board of directors. The net book value of the assets sold represents less than 10% of the Company’s total assets.  The asset sale was made pursuant to an Asset Purchase Agreement dated November 26, 2008 and as amended, on May 18, 2009, by and among the Company, and attached hereto as Exhibits 10.1 and 10.2, respectively.  The consideration for the sale was determined through negotiations between the independent directors of Company and the Buyer and was reviewed by and consented to by with LV Administrative Services, Inc. (the “Agent”) as administrative and collateral agent for Valens U.S. SPV I, LLC (the “Lender”), the Company’s senior secured lender.  The consent of the Agent and Lender is hereby attached as Exhibit 10.4. The transaction was reviewed by an Independent Committee of the Company’s Board of Directors (“the Special Committee”).  The Special Committee engaged an independent broker to evaluate the assets and to advertise the sale of the assets soliciting competing offers during a forty-five day “go-shop” period.  Several potential bidders were identified during this go-shop process by the independent broker, Two letters of “interest” were submitted during this process, however, no formal offers were made to purchase the assets and based upon discussions regarding the value of the assets with the independent broker, and faced with the company’s immediate need to pay down debt to meet its current obligations including interest payable to the Lender, the Special Committee concluded the transaction to be fair and in the best interest of the shareholders.

The purchase price for the property and equipment assets was $1,095,986 and the terms of the release of the Lender’s secured collateral interest resulted in a pay down of the Company’s senior debt of $500,000 from cash paid at closing and the repayment of senior mortgage covering the assets sold of approximately $465,000.  In addition, in conjunction with the transfer of working capital, the Buyer agreed to assume certain liabilities associated with the Business, subject to adjustment as required by the Working Capital Agreement, dated May 18, 2009 attached hereto as Exhibit 10.3.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
10.1	Asset Purchase Agreement dated November 26, 2008 between STEN Corporation and its wholly owned subsidiary Stencor and Brimmer Company, LLC
10.2	Amendment to the Asset Purchase Agreement dated May 18, 2009 between STEN Corporation and Brimmer Company, LLC
10.3	Working Capital Agreement dated May 18, 2009 between STEN Corporation and Brimmer Company, LLC
10.4	Consent and Release dated May 2009 between STEN Corporation and LV ADMINISTRATIVE SERVICES, INC., as administrative and collateral agent for VALENS U.S. SPV I, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEN CORPORATION
By: /s/ Kenneth W. Brimmer
Kenneth W. Brimmer
Chief Executive Officer

Dated:   June 2, 2009